Exhibit 99.1

NEWS

CONTACT:	Jeff Schweitzer
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2458, schweitzerj@univest.net
FOR IMMEDIATE RELEASE
UNIVEST CORPORATION OF PENNSYLVANIA — UNIVEST
BANK AND TRUST CO. — REPORTS SECOND QUARTER EARNINGS
SOUDERTON, Pa., July 27, 2011 — Univest Corporation of Pennsylvania (NASDAQ: UVSP), parent company of Univest Bank and Trust Co., a full-service financial institution with 135 years of experience in delivering financial solutions including personal and business banking, online banking, residential mortgages, insurance products, investment and wealth advisory solutions, today announced financial results for the second quarter. Univest reported net income of $4.5 million or $0.27 diluted earnings per share for the quarter ended June 30, 2011, compared to $3.7 million or $0.23 diluted earnings per share for the comparable period in the prior year. Net income for the six months ended June 30, 2011 was $8.4 million or $0.50 diluted earnings per share, compared to $6.7 million or $0.40 diluted earnings per share for the comparable period in the prior year.
Deposits
Total deposits decreased $43.9 million for the quarter and $65.0 million year to date. The decrease was primarily a result of a decline of public fund balances due to anticipated seasonal runoff of tax deposits. Total public fund balances decreased $29.9 million for the quarter and $49.2 million for the first six months.
Loans
Gross loans and leases decreased $3.4 million from March 31, 2011 and $32.5 million from December 31, 2010, primarily due to continued light credit demand and utilization of lines by businesses and consumers as a result of the prolonged challenging and uncertain economic environment.
Net Interest Income and Margin
Net interest income increased $705 thousand or 3.86% to $19.0 million in the second quarter of 2011 compared to the second quarter of 2010. The net interest margin on a tax-equivalent basis for the second quarter of 2011 remained at 4.24% from the first quarter ended March 31, 2011 and increased 13 basis points compared to 4.11% in the second quarter 2010.

Net interest income of $37.8 million for the first six months ended June 30, 2011 increased $2.4 million or 6.81% compared to the six months ended June 30, 2010. The net interest margin on a tax-equivalent basis for the six months ended June 30, 2011 increased 19 basis points to 4.24% from 4.05% for the six months ended June 30, 2010.
The increases in the net interest income and the net interest margin year to date were a result of declines in the cost of interest-bearing liabilities, primarily time deposits. The increases were also attributed to declines in the volume of Federal Home Loan Bank (FHLB) borrowings, exceeding the declines in yields on total interest-earning assets. The Corporation repaid its maturing FHLB advances in 2010 reducing FHLB advances from $54 million at June 30, 2010 to $5 million at December 31, 2010. FHLB advances at June 30, 2011 remained at $5 million.
Non-Interest Income
For the quarter ended June 30, 2011, Univest reported total non-interest income of $8.7 million compared to $8.1 million for the comparable period in the prior year. This $637 thousand or 7.90% increase was mainly attributed to a $569 thousand net gain on sales of securities primarily from the sale of mortgage-backed securities. Other factors contributing to the overall increase were an increase in insurance commissions and fee income of $176 thousand and an increase in trust fee income of $125 thousand. The increase in non-interest income was partially offset by a $456 thousand decline in service charges on deposit accounts primarily due to the amendments to Regulation E which were implemented on August 15, 2010; and a $260 thousand negative valuation adjustment for an other real estate owned commercial property based on the updated fair value. Additionally, the second quarter of 2010 was impacted by a net loss on the ineffective portion of a fair value swap of $516 thousand, which was terminated in August, 2010.
Total non-interest income for the six months ended June 30, 2011 was $16.5 million compared to $16.3 million for the six months ended June 30, 2010. The increase of $189 thousand was a result of increases from the sale of securities of $482 thousand, trust fee income of $250 thousand, investment advisory commissions and fees of $148 thousand and insurance commissions and fees of $133 thousand. The increase was offset by a decline of $902 thousand of service charges on deposit accounts, mainly due to the amendments to Regulatory E which were implemented on August 15, 2010; a decline of $632 thousand of net gain on mortgage banking activities as a result of negative fair value adjustments on the mortgage pipeline, as mortgage demand has softened due to a continued slow purchase market for housing; a net change of $254 thousand attributed to fair value write-downs on other real estate owned commercial property; and a litigation settlement in the first quarter of 2010. Additionally, the six months ended June 30, 2010 was impacted by a net loss on the ineffective portion of a fair value swap of $826 thousand, which was terminated in August, 2010.

Non-Interest Expense
Non-interest expense for the second quarter of 2011 decreased $503 thousand or 3.00% compared to the second quarter of 2010 as a result of a decline in deposit insurance premiums of $236 thousand mainly due to the amended assessment calculation requirement through the FDIC rule implemented April 1, 2011. The payment was formerly based on deposits whereas the rule change now bases the payment off of the average consolidated total assets less average tangible equity. Additionally, the decrease was attributed to a $524 thousand decline in marketing and advertising expenses during the quarter. These decreases for the quarter were partially offset by premises and equipment expenses and increases in salaries and benefits.
For the six months ended June 30, 2011, non-interest expenses decreased $836 thousand or 2.46% compared to the same period in the prior year. This was attributed to a decline of $663 thousand in salaries and benefits as a result of higher deferred loan origination costs partially offset by higher commissions expense, restricted stock expense and salaries and benefits expense to grow the mortgage banking business. The Corporation implemented higher deferred loan origination costs commencing during the fourth quarter of 2010 based upon an in-depth study performed which incorporated management’s additional review time in connection with the loan approval process in the current environment. Additionally, the decrease was a result of a decline of $120 thousand in deposit insurance premiums and a $619 thousand decline in marketing and advertising expenses. These decreases were partially offset by an increase in premises and equipment expense.
Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, were $43.5 million at June 30, 2011 compared to $38.6 million at March 31, 2011 and $45.2 million at December 31, 2010. The increase in non-accrual loans was mainly due to the migration of one large Shared National Credit to a theatre to non-accrual status. This relationship represented $11.3 million in the aggregate of which $2.6 million was charged-off during the quarter and the remaining $8.7 million was moved to non-accrual with sufficient estimated collateral at June 30, 2011. The theatre continues to be open and operating. As a result of the $2.6 million charge-off, net loan and lease charge-offs increased from $3.2 million for the previous three months to $5.8 million at June 30, 2011. For the six months ended June 30, 2011, net loan and lease charge-offs were $9.0 million or 1.24% of average loans and leases compared to $5.4 million or 0.77% for the six months ended June 30, 2010.
Nonperforming loans and leases as a percentage of total loans and leases equaled 3.42% at June 30, 2011 compared to 3.07% at March 31, 2011 and 2.23% at June 30, 2010. Other real estate owned decreased from $6.1 million at March 31, 2011 to $5.0 million at June 30, 2011 due to the sale of one commercial property.

The provision for loan and lease losses was $5.6 million for the second quarter of 2011 compared to $5.1 million for the quarter ended March 31, 2011 and $4.9 million for the quarter ended June 30, 2010. The allowance for loan and lease losses as a percentage of total loans and leases for both the first and second quarters of 2011 was 2.27% compared to 2.01% at June 30, 2010. The allowance for loan and lease losses to nonperforming loans and leases equaled 66.26% at June 30, 2011, which declined from 74.12% at March 31, 2011. The allowance for loan and lease losses to nonperforming loans and leases was 90.08% at June 30, 2010.
Capital
Univest continues to remain well-capitalized at June 20, 2011. Univest’s total risk-based capital at June 30, 2011 was 16.25%, well in excess of the regulatory minimum for well capitalized status of 10% for total risk-based capital.
Dividend
On July 1, 2011, Univest Corporation paid a quarterly cash dividend of $0.20 per share, which represented a 4.96% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.
About Univest Corporation
Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.
# # #
This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
June 30, 2011
(Dollars in thousands)

Balance Sheet (Period End)	06/30/11	03/31/11	12/31/10	09/30/10	06/30/10
Assets	$2,058,377	$2,108,579	$2,133,893	$2,114,204	$2,088,572
Securities	418,020	445,798	467,024	420,998	434,677
Loans held for sale	2,102	1,451	4,178	3,801	2,485
Loans and leases, gross	1,438,707	1,442,137	1,471,186	1,467,382	1,449,147
Allowance for loan and lease losses	32,601	32,804	30,898	28,883	29,109
Loans and leases, net	1,406,106	1,409,333	1,440,288	1,438,499	1,420,038
Total deposits	1,621,294	1,665,225	1,686,270	1,677,641	1,609,772
Non-interest bearing deposits	277,515	280,337	271,125	272,805	255,880
NOW, Money Market and Savings	967,554	974,158	997,395	969,254	924,242
Time deposits	376,225	410,730	417,750	435,582	429,650
Borrowings	127,689	125,545	143,865	128,905	171,824
Shareholders’ equity	273,022	268,673	266,224	270,773	269,524

	For the three months ended,					For the six months ended,
Balance Sheet (Average)	06/30/11	03/31/11	12/31/10	09/30/10	06/30/10	06/30/11	06/30/10
Assets	$2,096,173	$2,106,276	$2,125,112	$2,117,708	$2,090,930	$2,101,074	$2,064,970
Securities	439,606	444,662	449,031	431,193	442,902	442,120	426,138
Loans and leases, gross	1,451,076	1,461,037	1,461,766	1,459,820	1,425,278	1,456,029	1,423,066
Deposits	1,655,812	1,670,062	1,689,701	1,642,613	1,606,621	1,662,899	1,572,338
Shareholders’ equity	272,952	268,343	271,945	271,045	269,902	270,661	269,469

Asset Quality Data (Period End)	06/30/11	03/31/11	12/31/10	09/30/10	06/30/10
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$43,513	$38,631	$45,232	$33,043	$29,541
Accruing loans and leases 90 days or more past due	659	516	696	899	1,276
Accruing troubled debt restructured loans and leases	5,028	5,111	550	813	1,499
Other real estate owned	4,952	6,135	2,438	1,557	1,827
Nonperforming assets	54,152	50,393	48,916	36,312	34,143
Allowance for loan and lease losses	32,601	32,804	30,898	28,883	29,109
Nonperforming loans and leases / Loans and leases	3.42%	3.07%	3.16%	2.37%	2.23%
Allowance for loan and lease losses / Loans and leases	2.27%	2.27%	2.10%	1.97%	2.01%
Allowance for loan and lease losses / Nonperforming loans	66.26%	74.12%	66.48%	83.10%	90.08%

	For the three months ended,					For the six months ended
	06/30/11	03/31/11	12/31/10	09/30/10	06/30/10	06/30/11	06/30/10
Net loan and lease charge-offs	$5,759	$3,228	$4,261	$5,755	$2,821	$8,987	$5,449
Net loan and lease charge-offs (annualized)/Average loans and leases	1.59%	0.90%	1.16%	1.56%	0.79%	1.24%	0.77%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
June 30, 2011
(Dollars in thousands, except per share data)

	For the three months ended,					For the six months ended,
For the period:	06/30/11	03/31/11	12/31/10	09/30/10	06/30/10	06/30/11	06/30/10
Interest income	$21,704	$21,706	$22,580	$23,060	$22,878	$43,410	$45,363
Interest expense	2,723	2,897	3,380	4,107	4,602	5,620	9,982

Net interest income	18,981	18,809	19,200	18,953	18,276	37,790	35,381
Provision for loan and lease losses	5,556	5,134	6,276	5,529	4,865	10,690	9,760

Net interest income after provision	13,425	13,675	12,924	13,424	13,411	27,100	25,621
Noninterest income:
Trust fee income	1,625	1,625	1,630	1,450	1,500	3,250	3,000
Service charges on deposit accounts	1,356	1,336	1,466	1,633	1,812	2,692	3,594
Investment advisory commission and fee income	1,194	1,162	1,191	1,227	1,152	2,356	2,208
Insurance commissions and fee income	2,072	2,200	1,740	1,815	1,896	4,272	4,139
Bank owned life insurance income	268	344	410	326	202	612	534
Other-than-temporary impairment	(3)	(7)	(3)	(12)	(42)	(10)	(47)
Net gain on sales of securities	569	—	6	339	38	569	87
Net gain (loss) on mortgage banking activities	328	(25)	779	1,246	475	303	935
Net loss on interest rate swap	—	—	—	(246)	(516)	—	(826)
Other income	1,287	1,124	2,049	1,106	1,542	2,411	2,642

Total noninterest income	8,696	7,759	9,268	8,884	8,059	16,455	16,266
Noninterest expense
Salaries and benefits	9,634	8,983	8,979	9,775	9,469	18,617	19,280
Premises and equipment	2,326	2,527	2,351	2,435	2,209	4,853	4,501
Deposit insurance premiums	427	713	712	698	663	1,140	1,260
Other expense	4,019	4,523	4,148	4,263	4,568	8,542	8,947

Total noninterest expense	16,406	16,746	16,190	17,171	16,909	33,152	33,988

Income before taxes	5,715	4,688	6,002	5,137	4,561	10,403	7,899
Applicable income taxes	1,199	826	1,093	990	831	2,025	1,199

Net income	$4,516	$3,862	$4,909	$4,147	$3,730	$8,378	$6,700

Per Common Share Data:
Book value per share	$16.27	$16.04	$15.99	$16.29	$16.25	$16.27	$16.25
Net income per share:
Basic	$0.27	$0.23	$0.30	$0.25	$0.23	$0.50	$0.40
Diluted	$0.27	$0.23	$0.30	$0.25	$0.23	$0.50	$0.40
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40
Weighted average shares outstanding	16,771,969	16,712,282	16,645,115	16,621,291	16,589,657	16,742,434	16,562,712
Period end shares outstanding	16,777,379	16,745,935	16,648,303	16,626,900	16,590,710	16,777,379	16,590,710

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
June 30, 2011

	For the three months ended,					For the six months ended,
	06/30/11	03/31/11	12/31/10	09/30/10	06/30/10	06/30/11	06/30/10
Profitability Ratios (annualized)

Return on average assets	0.86%	0.74%	0.92%	0.78%	0.72%	0.80%	0.65%
Return on average shareholders’ equity	6.64%	5.84%	7.16%	6.07%	5.54%	6.24%	5.01%
Net interest margin (FTE)	4.24%	4.24%	4.18%	4.15%	4.11%	4.24%	4.05%
Efficiency ratio (1)	56.47%	59.90%	54.20%	58.88%	61.32%	58.15%	62.80%

Capitalization Ratios

Dividends paid to net income	74.27%	86.30%	67.85%	80.15%	88.95%	79.82%	98.97%
Shareholders’ equity to assets (Period End)	13.26%	12.74%	12.48%	12.81%	12.90%	13.26%	12.90%
Tangible common equity to tangible assets	10.80%	10.32%	10.08%	10.46%	10.51%	10.80%	10.51%

Regulatory Capital Ratios (Period End)

Tier 1 leverage ratio	11.87%	11.72%	11.54%	11.51%	11.57%	11.87%	11.57%
Tier 1 risk-based capital ratio	14.96%	14.59%	14.17%	14.14%	14.25%	14.96%	14.25%
Total risk-based capital ratio	16.25%	15.89%	15.47%	15.45%	15.58%	16.25%	15.58%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential

	For the Three Months Ended June 30,
	2011			2010
	Average	Income/	Average	Average	Income/	Average
Tax Equivalent Basis	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$19,401	$12	0.25%	$26,700	$19	0.29%
U.S. Government obligations	153,239	639	1.67	158,505	922	2.33
Obligations of state and political subdivisions	110,187	1,712	6.23	108,820	1,803	6.65
Other debt and equity securities	176,180	1,527	3.48	175,577	1,933	4.42

Total interest-earning deposits and investments	459,007	3,890	3.40	469,602	4,677	3.99

Commercial, financial, and agricultural loans	431,427	4,947	4.60	415,943	4,892	4.72
Real estate—commercial and construction loans	541,862	7,399	5.48	523,306	7,752	5.94
Real estate—residential loans	245,996	2,757	4.50	256,296	2,785	4.36
Loans to individuals	41,924	597	5.71	46,185	599	5.20
Municipal loans and leases	128,799	1,680	5.23	104,720	1,564	5.99
Lease financings	61,068	1,667	10.96	78,828	1,742	8.86

Gross loans and leases	1,451,076	19,047	5.26	1,425,278	19,334	5.44

Total interest-earning assets	1,910,083	22,937	4.82	1,894,880	24,011	5.08

Cash and due from banks	29,706			37,510
Reserve for loan and lease losses	(33,995)			(28,864)
Premises and equipment, net	34,302			35,002
Other assets	156,077			152,402

Total assets	$2,096,173			$2,090,930

Liabilities:
Interest-bearing checking deposits	$210,487	$59	0.11	$182,156	$62	0.14
Money market savings	277,420	174	0.25	293,697	277	0.38
Regular savings	481,312	374	0.31	445,781	661	0.59
Time deposits	405,829	1,683	1.66	435,969	2,588	2.38

Total time and interest-bearing deposits	1,375,048	2,290	0.67	1,357,603	3,588	1.06

Securities sold under agreements to repurchase	101,093	78	0.31	98,802	111	0.45
Other short-term borrowings	3,498	2	0.23	51,936	542	4.19
Long-term debt	5,000	47	3.77	5,717	48	3.37
Subordinated notes and capital securities	23,619	306	5.20	25,119	313	5.00

Total borrowings	133,210	433	1.30	181,574	1,014	2.24

Total interest-bearing liabilities	1,508,258	2,723	0.72	1,539,177	4,602	1.20

Demand deposits, non-interest bearing	280,764			249,018
Accrued expenses and other liabilities	34,199			32,833

Total liabilities	1,823,221			1,821,028

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,469			61,420
Retained earnings and other equity	120,151			117,150

Total shareholders’ equity	272,952			269,902

Total liabilities and shareholders’ equity	$2,096,173			$2,090,930

Net interest income		$20,214			$19,409

Net interest spread			4.10			3.88
Effect of net interest-free funding sources			0.14			0.23

Net interest margin			4.24%			4.11%

Ratio of average interest-earning assets to average interest-bearing liabilities	126.64%			123.11%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the three months ended June 30, 2011 and 2010 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential

	For the Six Months Ended June 30,
	2011			2010
	Average	Income/	Average	Average	Income/	Average
Tax Equivalent Basis	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$12,876	$15	0.23%	$20,531	$30	0.29%
U.S. Government obligations	161,900	1,356	1.69	136,457	1,663	2.46
Obligations of state and political subdivisions	109,610	3,433	6.32	107,733	3,543	6.63
Other debt and equity securities	170,610	3,056	3.61	181,948	3,953	4.38

Total interest-earning deposits and investments	454,996	7,860	3.48	446,669	9,189	4.15

Commercial, financial, and agricultural loans	430,039	10,118	4.74	412,820	9,557	4.67
Real estate—commercial and construction loans	550,038	14,650	5.37	523,693	15,314	5.90
Real estate—residential loans	245,155	5,398	4.44	258,615	5,643	4.40
Loans to individuals	42,464	1,223	5.81	46,843	1,397	6.01
Municipal loans and leases	125,656	3,411	5.47	101,104	2,989	5.96
Lease financings	62,677	3,185	10.25	79,991	3,465	8.74

Gross loans and leases	1,456,029	37,985	5.26	1,423,066	38,365	5.44

Total interest-earning assets	1,911,025	45,845	4.84	1,869,735	47,554	5.13

Cash and due from banks	32,886			34,582
Reserve for loan and lease losses	(33,203)			(27,728)
Premises and equipment, net	34,462			34,931
Other assets	155,904			153,450

Total assets	$2,101,074			$2,064,970

Liabilities:
Interest-bearing checking deposits	$201,630	$123	0.12	$177,095	$119	0.14
Money market savings	293,022	375	0.26	286,843	593	0.42
Regular savings	481,358	837	0.35	430,940	1,442	0.67
Time deposits	408,416	3,421	1.69	435,072	5,654	2.62

Total time and interest-bearing deposits	1,384,426	4,756	0.69	1,329,950	7,808	1.18

Securities sold under agreements to repurchase	98,782	149	0.30	97,330	228	0.47
Other short-term borrowings	6,865	11	0.32	61,547	1,227	4.02
Long-term debt	5,000	94	3.79	5,732	94	3.31
Subordinated notes and capital securities	23,805	610	5.17	25,305	625	4.98

Total borrowings	134,452	864	1.30	189,914	2,174	2.31

Total interest-bearing liabilities	1,518,878	5,620	0.75	1,519,864	9,982	1.32

Demand deposits, non-interest bearing	278,473			242,388
Accrued expenses and other liabilities	33,062			33,249

Total liabilities	1,830,413			1,795,501

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,441			61,420
Retained earnings and other equity	117,888			116,717

Total shareholders’ equity	270,661			269,469

Total liabilities and shareholders’ equity	$2,101,074			$2,064,970

Net interest income		$40,225			$37,572

Net interest spread			4.09			3.81
Effect of net interest-free funding sources			0.15			0.24

Net interest margin			4.24%			4.05%

Ratio of average interest-earning assets to average interest-bearing liabilities	125.82%			123.02%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the six months ended June 30, 2011 and 2010 have been calculated using the Corporation’s federal applicable rate of 35.0%.